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                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     January
                          21, 1999

                   IBM CREDIT CORPORATION
     _________________________________________________
     (Exact Name of Registrant as Specified in Charter)


       Delaware                  1-8175           22-2351962
____________________________  _____________  _____________________
(State or Other Jurisdiction  (Commission     (IRS Employer
   of Incorporation)           File Number)    Identification No.)

      North Castle Crive, MS NCA-306
             Armonk, New York                   10504-1785
__________________________________________      ___________
  (Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code (914)765-1900

                       Not Applicable
_____________________________________________________________
   (Former Name or Former Address, if changed Since Last
                          Report)



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Item 5.  Other Events

The Registrant's press release dated January 21, 1999, regarding its financial results and selected balance sheet information as of and for for the period ended December 31, 1998, is attached.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duty authorized.


                                         IBM CREDIT CORPORATION
                                             (Registrant)

                                     By:

                                        ______________________________
                                        Name:  Michael J. Twomey
Date:  January 25, 1999                 Title: Controller and Treasurer

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FOR IMMEDIATE RELEASE



                                       Contact:  Terrence Marable
                                                 IBM Credit Corporation
                                                 (914) 765-6647
                                                 tmarable@us.ibm.com

IBM CREDIT CORPORATION ANNOUNCES 1998 FINANCIAL RESULTS

NORTH   CASTLE,   NY,   January  21,  1999  ...  IBM  Credit
Corporation today  reported  1998  net  earnings  of  $308.8
million,    an  increase  of  9 percent compared with $283.9
million in 1997.

"More and more, our customers are appreciating the value and uniqueness of IBM's ability to provide hardware, software, services and financing from a single source," said Joseph C. Lane, president, IBM Credit Corporation and general manager, IBM Global Financing. "As part of IBM Global Financing with worldwide assets greater than $40 billion, IBM Credit Corporation continues to provide attractive rates and terms and conditions on competitive financing, as well as structured financial solutions in special situations. Our financial strength, as demonstrated by 1998's results, is a powerful advantage for IBM's customers and Business Partners when we work together with them to achieve mutual success."



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New  customer  financing  originations  for  commercial  and government institutions acquiring information technology products and services rose 3 percent to $7.2 billion in 1998, compared with $7.0 billion in 1997. New commercial financing originations to distribution channel partners decreased 5 percent to $14.2 billion in 1998, compared with $15.0 billion for the same 1997 period.

     At December 31, 1998, total assets were $16.4 billion, compared with $16.6 billion at December 31, 1997, a decrease of 1 percent. Retained earnings at December 31, 1998, were $1.4 billion compared with $1.2 billion at December 31, 1997, an increase of 17 percent. The return on average equity was 17.2 percent in 1998, compared with 18.6 percent in 1997.

     In the fourth quarter of 1998, net earnings were $81.5 million, an increase of 11 percent from 1997's $73.7 million. Financing originated for commercial and government customers in the fourth quarter of 1998 was $2.7 billion, an increase of 17 percent compared with the same 1997 period. For the fourth quarter of 1998, commercial financing for distribution channel partners was $4.2 billion, a 2 percent decrease compared with the same 1997 period.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

     IBM Credit Corporation in the United States, and the IBM Global Financing organizations worldwide, offer businesses of all sizes leasing and financing for technology acquired from IBM or remarketers. IBM Credit and the IBM Global Financing organizations also offer customers in more than 40 countries a broad array of asset management services and provide remarketers with commercial financing. Visit the IBM Global Financing home page at www.financing.ibm.com